EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated March 7, 2005 (June 8, 2005 as to the effects of the restatement discussed in Note 20), relating to the consolidated financial statements and financial statements schedules of Vornado Realty L.P. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Note 20 and the Company’s application of the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets”), and of our report on internal control over financial reporting dated March 7, 2005 (June 8, 2005 as to the effects of the material weakness described in Management’s Report on Internal Control Over Financial Reporting (as revised) which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in the Annual Report on Form 10-K/A of Vornado Realty L.P. for the year ended December 31, 2004.

Vornado Realty Trust and Vornado Realty L.P. (Joint Registration Statements) :

Amendment No. 4 to Registration Statement No. 333-40787 on Form S-3

Amendment No. 4 to Registration Statement No. 333-29013 on Form S-3

Registration Statement No. 333-108138 on Form S-3

Registration Statement No. 333-122306 on Form S-3

Registration Statement No. 333-122306-01 on Form S-3

DELOITTE & TOUCHE LLP

Parsippany, New Jersey

June 8, 2005